UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 20, 2017

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Qualcomm Incorporated (the “Company”) recognizes that the possibility of a change in control of the Company, and the uncertainty it creates, may result in the loss or distraction of the non-executive officer employees of the Company, as well as presenting challenges in recruiting potential employees, all to the detriment of the Company and its stockholders. The Board considers the avoidance of such loss, distraction and challenges to be essential to protecting and enhancing the best interests of the Company and its stockholders. To help ensure that the Company has the continued attention and dedication of these employees and the availability of their continued service, and to facilitate the Company’s recruiting efforts, on December 20, 2017, the Board adopted the Qualcomm Incorporated Non-Executive Officer Change in Control Severance Plan (the “Plan”), which covers substantially all regular, full-time employees and part-time employees who are scheduled to work at least twenty hours per week.  However, the Plan does not cover employees at the level of Executive Vice President and above. No employee who has provided or received a notice of termination as of the effective date of the Plan is eligible to participate in the Plan.

Pursuant to the Plan, if, during the two-year period following any “change in control” (as defined in the Plan), a participant’s employment is terminated by the Company without “cause” or by the participant for “good reason” (in each case, as defined in the Plan), then the participant will receive, subject to a participant’s execution of a release, (i) a lump sum severance payment of a number of weeks of the participant’s base salary, based on the participant’s position and years of service as described in the sentence immediately below, (ii) in the case of participants who are Senior Vice Presidents and Vice Presidents only, a lump sum payment of a pro rata target bonus for the year of termination, (iii) continued payment for the cost of the participant’s premiums for health continuation coverage under COBRA for a period equal to the number of weeks of severance pay but no longer than the end of the COBRA period, and (iv) outplacement benefits for a period of time and on a basis no less favorable than the participant would have received if he or she had terminated under a severance-qualifying termination as of immediately prior to the change in control. For purposes of calculating the severance payment, the number of weeks of base salary will be (a) in the case of the Company’s Senior Vice Presidents and Vice Presidents, 16 weeks plus two weeks for each year of service of the participant, but in no event less than 52 weeks; (b) in the case of the Company’s Senior Staff through Senior Director Level Employees (Engineering, Professional and Overtime Eligible Professionals), 12 weeks plus two weeks for each year of service of the participant, but in no event less than 26 weeks; (c) in the case of the Company’s Senior through Staff Level Employees (Engineering, Professional and Overtime Eligible Professionals), eight weeks plus two weeks for each year of service of the participant, but in no event less than 16 weeks; (d) in the case of the Company’s Associate through Intermediate Level Employees (Engineering, Professional and Overtime Eligible Professionals), four weeks plus two weeks for each year of service of the participant, but in no event less than eight weeks; and (e) in the case of all other participants, two weeks plus two weeks for each year of service of the participant, but in no event less than four weeks. The cash severance provisions described in this paragraph apply to all participants, except that the payments described in clauses (i) and (ii) above will generally be reduced by any other severance payments or benefits such participant may receive.

The Plan also provides that if a participant would be subject to the excise tax under Section 280G of the Internal Revenue Code, the payments will be reduced so that the participant is not subject to the tax, if such a reduction would place the participant in a better after-tax position than if the participant received the payments and paid the tax. The Company can modify or terminate the Plan at any time, except that no action that has the effect of reducing the rights of any employee under the Plan will be effective during the one-year period following the date on which the action is taken without the written consent of the employee. In addition, no such action will be effective during a pending change in control or for the two-year period following any change in control without the written consent of the employee.

Additional terms and conditions are set forth in the Plan, a copy of which is filed with this report as Exhibit 10.1. The foregoing description is subject to, and qualified in its entirety by, the Plan. Capitalized terms used but not defined herein will have the meanings set forth in the Plan.

For the reasons set forth above, the Board amended the Qualcomm Incorporated 2016 Long-Term Incentive Plan and the Qualcomm Incorporated 2006 Long-Term Incentive Plan, as amended and restated (together, the “LTIPs”), to modify the definition of “change in control” to include a change in the majority of the members of the Board, as described below (the “LTIP Amendment”). The LTIP Amendment modifies the definition of “change in control” to provide that a change in control will occur if the members of the Board on December 20, 2017 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual subsequently becoming a director whose election, or nomination for election by our shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board (a “Board Change”).

Solely with respect to participants in the Plan, the definition of “good reason” that applies to LTIP awards following a change in control that occurs pursuant to a Board Change will be the definition of good reason set forth in the Plan.

The foregoing description is subject to, and qualified in its entirety by, the LTIP Amendment, a copy of which is filed with this report as Exhibit 10.2.

The Board adopted the Plan and the LTIP Amendment upon the unanimous recommendation of the Compensation Committee of the Board, which is comprised entirely of independent directors, and which made its recommendation following considerable study, supported by advice and counsel received from its independent compensation consulting firm, as well as independent compensation and benefits legal counsel. The Board is comprised of eleven members, nine of whom are independent and none of whom are eligible for a benefit of any kind under the Plan. The Plan and the LTIP Amendment were unanimously approved by the Board.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  See Item 1.01 above regarding the LTIP Amendment.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	QUALCOMM Incorporated Non-Executive Officer Change in Control Severance Plan

10.2	Amendment to the QUALCOMM Incorporated 2006 and 2016 Long-Term Incentive Plans, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: December 22, 2017	By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial Officer